EXHIBIT 23.2

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement of Key Link Assets Corp., on Form S-1/A (Amendment No. 3) to be filed with the commission on or about February 7, 2014 of our report dated March 25, 2013 relating to the financial statements of Key Link Assets Corp., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

February 7, 2014